Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-70025, 333-65772, and 333-67542) and S-8 (Nos. 333-67677, 333-16967, 333-47747, 333-30812, 333-37722, 333-76004, 333-117012, 333-117013, and 333-134711) of Greater Bay Bancorp of our report dated February 27, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 27, 2007